Exhibit – 99.2 Randall C. Stuewe, Chairman and CEO Brad Phillips, EVP Chief Financial Officer Melissa A. Gaither, VP IR and Global Communications

2 This presentation contains “forward-looking” statements regarding the business operations and prospects of Darling Ingredients Inc. and industry factors affecting it. These statements are identified by words such as “believe,” “anticipate,” “expect,” “estimate,” “intend,” “could,” “may,” “will,” “should,” “planned,” “potential,” “continue,” “momentum,” and other words referring to events that may occur in the future. These statements reflect Darling Ingredient’s current view of future events and are based on its assessment of, and are subject to, a variety of risks and uncertainties beyond its control, each of which could cause actual results to differ materially from those indicated in the forward-looking statements. These factors include, among others, existing and unknown future limitations on the ability of the Company's direct and indirect subsidiaries to make their cash flow available to the Company for payments on the Company's indebtedness or other purposes; global demands for bio-fuels and grain and oilseed commodities, which have exhibited volatility, and can impact the cost of feed for cattle, hogs and poultry, thus affecting available rendering feedstock and selling prices for the Company’s products; reductions in raw material volumes available to the Company due to weak margins in the meat production industry as a result of higher feed costs, reduced consumer demand or other factors, reduced volume from food service establishments, or otherwise; reduced demand for animal feed; reduced finished product prices, including a decline in fat and used cooking oil finished product prices; changes to worldwide government policies relating to renewable fuels and greenhouse gas(“GHG”) emissions that adversely affect programs like the U.S. government’s renewable fuel standard, low carbon fuel standards (“LCFS”) and tax credits for biofuels both in the Unites States and abroad; possible product recall resulting from developments relating to the discovery of unauthorized adulterations to food or food additives; the occurrence of 2009 H1N1 flu (initially known as “Swine Flu”), Highly pathogenic strains of avian influenza (collectively known as “Bird Flu”), bovine spongiform encephalopathy (or "BSE"), porcine epidemic diarrhea ("PED") or other diseases associated with animal origin in the United States or elsewhere; unanticipated costs and/or reductions in raw material volumes related to the Company’s compliance with the existing or unforeseen new U.S. or foreign (including, without limitation, China) regulations (including new or modified animal feed, Bird Flu, PED or BSE or similar or unanticipated regulations) affecting the industries in which the Company operates or its value added products; risks associated with the DGD Joint Venture, including possible unanticipated operating disruptions and issues relating to the announced expansion project; risks and uncertainties relating to international sales and operations, including imposition of tariffs, quotas, trade barriers and other trade protections imposed by foreign countries; difficulties or a significant disruption in our information systems or failure to implement new systems and software successfully, including our ongoing enterprise resource planning project; risks relating to possible third party claims of intellectual property infringement; increased contributions to the Company’s pension and benefit plans, including multiemployer and employer-sponsored defined benefit pension plans as required by legislation, regulation or other applicable U.S. or foreign law or resulting from a U.S. mass withdrawal event; bad debt write-offs; loss of or failure to obtain necessary permits and registrations; continued or escalated conflict in the Middle East, North Korea, Ukraine or elsewhere; uncertainty regarding the likely exit of the U.K. from the European Union; and/or unfavorable export or import markets. These factors, coupled with volatile prices for natural gas and diesel fuel, climate conditions, currency exchange fluctuations, general performance of the U.S. and global economies, disturbances in world financial, credit, commodities and stock markets, and any decline in consumer confidence and discretionary spending, including the inability of consumers and companies to obtain credit due to lack of liquidity in the financial markets, among others, could negatively impact the Company's results of operations. Among other things, future profitability may be affected by the Company’s ability to grow its business, which faces competition from companies that may have substantially greater resources than the Company. The Company’s announced share repurchase program may be suspended or discontinued at any time and purchases of shares under the program are subject to market conditions and other factors, which are likely to change from time to time. Other risks and uncertainties regarding Darling Ingredients Inc., its business and the industries in which it operates are referenced from time to time in the Company’s filings with the Securities and Exchange Commission. Darling Ingredients Inc. is under no obligation to (and expressly disclaims any such obligation to) update or alter its forward-looking statements whether as a result of new information, future events or otherwise.

3

Consolidated Earnings

US$ (millions) except per share price	Q1 2017	Q2 2017	Q3 2017	Q4 2017	Total 2017	Q1 2018	Q2 2018
Revenue	$ 878.5	$ 894.9	$ 936.3	$ 952.6	$ 3,662.3	$ 875.4 (1)	**$ 846.6** (1)
Gross Margin	190.5	195.7	193.8	206.8	786.8	197.3	**193.6**
Gross Margin %	21.7%	21.9%	20.7%	21.7%	21.5%	22.5%	22.9%
SG&A	86.9	84.5	82.1	90.0	343.5	86.9	**78.6**
SG&A Margin %	9.9%	9.4%	8.8%	9.4%	9.4%	9.9%	9.3%
Operating Income	32.5	38.2	34.4	36.1	141.2	31.8	**21.7** (2)
Adj. EBITDA (3)	103.6	111.2	111.6	116.9	443.3	110.4 (4)	**115.1**
Adj. EBITDA Margin %	11.8%	12.4%	11.9%	12.3%	12.1%	12.6%	13.6%
Interest Expense	(21.7)	(22.4)	(22.5)	(22.3)	(88.9)	(23.1)	**(23.0)**
Debt Extinguishment costs	0.0	0.0	0.0	0.0	0.0	0.0	**(23.5)**
Foreign Currency gain/(loss)	(0.3)	(2.1)	(2.1)	(2.4)	(6.9)	(1.5)	**(3.5)**
Loss on Sale of Subsidiary	0.0	0.0	0.0	0.0	0.0	0.0	**(15.5)**
Other (Expense)/Income (5)	(2.0)	(4.0)	(2.5)	(1.3)	(9.7)	(2.6)	**1.2**
Equity in net income of unconsolidated subsidiaries	0.7	8.3	7.7	11.8	28.5	97.2	**15.2**
Income Tax (Expense)/Benefit	(1.8)	(7.7)	(6.3)	85.0	69.2	(3.7)	**(1.7)**
Net income attributable to noncontrolling interests	(1.6)	(1.2)	(0.9)	(1.2)	(4.9)	(0.8)	**(1.3)**
Net income attributable to Darling	$ 5.8	$ 9.1	$ 7.8	$ 105.7	$ 128.5	$ 97.3	**$ (30.4)**
Earnings per share (fully diluted)	$ 0.04	$ 0.05	$ 0.05	$ 0.63	$ 0.77	$ 0.58	**$ (0.18)**

(1) Reflects revenue recognition for freight moved to cost of sales in Q1 and Q2 2018
(2) Reflects restructuring and impairment charges for the closure of the Argentina gelatin plant
(3) Does not inlcude Unconsolidated Subsidiaries EBITDA
(4) Includes $12.6M of 2017 BTC in Q1 2018
(5) Rounding captured in Other Expense

Q2 2018 Overview

- Total global **volumes** up 4.0% year over year
- **Fat pricing** significantly weaker year over year. Seeing improvement late in the second quarter.
- **Protein pricing** steady year over year while sequentially higher demand for specie specific meals.
- **Collagen** sales stronger year over year with steady margins and improved pricing for specialty products.
- **Debt paydown** of $44.0 million during the quarter
- Received $25 million **partner dividend** from Diamond Green Diesel (DGD)
- **Adjusted Net Income** of $17.7 million net of:
  - Refi Euro Bonds from 4.75% to 3.625%
  - Sale of TRS
  - Closure of Argentina gelatin facility

Second Quarter 2018 Financial Summary 4 $ in millions Q2 2018 Overview Gross Profit and Margin • Net sales - $846.6 million • Net income - $(30.4) million – adjusted (net of tax) to $17.7 million for: $(23.5) million debt refinance costs $(15.5) million sale of TRS $(15.0) closure of Argentina gelatin plant • EPS at $(0.18) per diluted share • Adjusted EBITDA - $115.1 million • DGD joint venture Adjusted EBITDA - $18.2 million (Darling’s share) $ in millions $ in millions Strong Free Cash Flow Generation Quarterly Adjusted EBITDA $140 $120 $116.9 $120 $25 $115.1 $100 $115 $111.2 $111.6 $110.4 $80 $110 $116.9 $110.4 $111.6 $60 $111.2 $105 $40 $115.1 $100 $82.5 $77.8 $65.5 $20 $68.6 $57.6 $53.8 $95 $56.6 $45.7 $39.1 $0 $43.0 $90 2Q 2017 3Q 2017 4Q 2017 1Q 2018 2Q 2018 2Q17 3Q17 4Q17 1Q18 2Q18 Adjusted EBITDA is a Non-U.S. GAAP Measure (See slide 17) Adjusted EBITDA Capex Free Cash Flow (Adjusted EBITDA plus DGD cash dividend after Capex) 2Q 2018 DGD cash dividend

5

Feed Segment





US$ and metric tons (millions)	Q2 2017	Q3 2017	Q4 2017	Total 2017	Q1 2018	Q2 2018
Revenue	$549.1	$575.5	$562.3	$2,239.5	$485.8 (1)	**$498.8** (1)
Gross Margin	126.9	126.0	122.0	494.9	116.7	**128.0**
Gross Margin %	23.1%	21.9%	21.7%	22.1%	24.0%	**25.7%**
SG&A	42.9	44.8	45.8	178.3	48.3	**43.9**
SG&A Margin %	7.8%	7.8%	8.1%	8.0%	9.9%	**8.8%**
Operating Income	39.7	34.2	26.9	132.3	21.7	**37.3**
Adj. EBITDA (2)	$84.0	$81.1	$76.2	$316.5	$68.5	**$84.1**
Raw Material Processed (million metric tons)	2.02	2.04	2.13	8.24	2.12	**2.13**

(1) Reflects freight revenue reclass and deconsolidation of BestHides
(2) Does not include Unconsolidated Subsidiaries EBITDA

Adj. EBITDA Bridge Q2-2017 to Q2-2018
(millions)


100
80
60
40
20
0
$84.0
($57.9)
$29.6
$27.5
($0.4)
$82.8
$1.3
$84.1
EBITDA Q2 17
Price / Yield
Volumes
Cost of Sales
Other
Adjusted EBITDA
FX Impact
EBITDA Q2 18

Note: Cost of Sales includes raw material costs, collection costs and factory costs.

Key Drivers:

- Slaughter volumes remain strong with global raw material **volumes** up 5.6% in the Feed Segment over Q2 2017
- N. American **growth projects** starting to show earnings support
- **Fat pricing** rebounding late in the quarter in N. America with Europe still dealing with supply/demand pressures
- **Protein pricing** improves year over year and sequentially with strong demand for higher protein specialty ingredients

Non-GAAP Adj. EBITDA Margin
Feed


18
17
16
15
14
13
12
11
10
15.3%
14.1%
13.6%
14.1%
16.9%
Q2 2017
Q3 2017
Q4 2017
Q1 2018
Q2 2018

Food Segment

6





US$ and metric tons (millions)	Q2 2017	Q3 2017	Q4 2017	Total 2017	Q1 2018	Q2 2018
Revenue (1)	$278.4	$298.9	$313.5	$1,157.0	$305.5 (2)	$276.7 (2)
Gross Margin	56.0	60.2	63.6	236.6	56.3	51.9
Gross Margin %	20.1%	20.1%	20.3%	20.4%	18.4%	18.8%
SG&A	26.7	25.5	27.4	104.6	23.9	22.2
SG&A Margin %	9.6%	8.5%	8.7%	9.0%	7.8%	8.0%
Operating Income	11.1	15.1	16.4	56.9	11.8	9.3 (3)
Adj. EBITDA	$29.3	$34.6	$36.1	$131.9	$32.4	$29.7 (3)
Raw Material Processed (million metric tons)	0.28	0.29	0.28	1.12	0.28	0.28

(1) Revenue adjusted for Brazil VAT reclass
(2) Reflects freight revenue reclass
(3) Adjusted for restructuring charges of $15.0 million for closure of Argentina gelatin plant



Adj. EBITDA Bridge Q2-2017 to Q2-2018
(millions)
$29.3
($26.5)
$7.9
$10.4
$6.3
$27.4
$2.3
$29.7
30
25
20
15
10
5
0
EBITDA Q2 17
Price / Yield
Volumes
Cost of Sales
Other
Adjusted EBITDA
FX Impact
EBITDA Q2 18
Note: Cost of Sales includes raw material costs, collection costs and factory costs.

Key Drivers:

- Continued macro economic challenges in Argentina forced strategic decision to close Hurlingham **gelatin** facility. Significant portion of sales to be fulfilled from Rousselot system.
- Global **collagen** business remains strong with improving demand for specialty products
- **Edible fats** margins pressured in quarter due to declining palm oil and soybean oil
- Our natural **casings business** delivered slightly lower earnings due to margin compression



Non-GAAP Adj. EBITDA Margin
Food
14
12
10
8
6
4
2
0
10.5%
11.6%
11.5%
10.6%
10.7%
Q2 2017
Q3 2017
Q4 2017
Q1 2018
Q2 2018

7

Fuel Segment (Does not include Diamond Green Diesel JV)







US$ and metric tons (millions)	Q2 2017	Q3 2017	Q4 2017	Total 2017	Q1 2018	Q2 2018
Revenue	$67.4	$61.9	$76.8	$265.8	$84.1 (1)	**$71.1** (1)
Gross Margin	12.7	7.6	21.4	55.4	24.2	**13.7**
Gross Margin %	18.8%	12.3%	27.9%	20.8%	28.8%	**19.3%**
SG&A	2.9	(0.5)	4.7	10.4	(1.4)	**0.2**
SG&A Margin %	4.3%	-0.8%	6.1%	3.9%	-1.7%	**0.2%**
Operating Income	2.1	0.2	8.1	14.0	17.2	**5.0**
Adj. EBITDA (2)	$9.9	$8.1	$16.6	$57.6 (3)	$13.0 (3)	**$13.6**
Raw Material Processed * (million metric tons)	0.29	0.28	0.32	1.19	0.30	**0.27**

(1) Reflects freight revenue reclass

(2) Does not include DGD EBITDA

(3) Reflects move of $12.6 million 2017 retrospective blenders tax credit from Q1 2018 approved in February 2018 to total 2017 EBITDA

* Excludes raw material processed at the DGD joint venture.

Key Drivers:

- **Ecoson**, European bioenergy business, continues to deliver strong results with increased performance and strong sales volumes
- **N. American biodiesel** improves results with operational efficiencies and higher low sulfur diesel pricing. No BTC in results.
- **Rendac,** European disposal rendering business, continues to deliver consistent results with strong supply volumes

Adj. EBITDA Bridge Q2-2017 to Q2-2018
(millions)


15
10
5
0
$9.9
$4.5
($3.9)
($0.7)
$2.7
$12.5
$1.1
$13.6
EBITDA Q2 17
Price / Yield
Volumes
Cost of Sales
Other
Adjusted EBITDA
FX Impact
EBITDA Q2 18

Note: Cost of Sales includes raw material costs, collection costs and factory costs.

Non-GAAP Adj. EBITDA Margin Fuel


25
20
15
10
5
0
14.7%
13.1%
21.6%
15.5%
19.1%
Q2 2017
Q3 2017
Q4 2017
Q1 2018
Q2 2018

Note: Moved $12.6 million of 2017 retrospective blenders tax credit from Q1 2018 approved in February 2018 to total 2017 EBITDA

8 DGD – ENTITY LEVEL DGD JV exploring phase ➢ Q2 2018 Entity EBITDA of $36.3 million or three expansion $1.05 per gallon on 34.8 million gallons of 600 - 700 million sales gallons ➢ Lower volumes, higher operating costs, hedge losses and supply chain disruption costs reflected in lower operating margin ➢ Received $25 million partner dividend from DGD ➢ Expansion in commissioning stage and anticipate being on line mid-August Diamond Green Diesel (50% Joint Venture) ➢ LCFS premium now around $189.5/metric ton or $1.90/gallon (per Jacobsen 7-27-18) Q1 Q2 US$ (millions) 2014 2015 2016 2017 2018 2018 ➢ No Blenders Tax Credit in results EBITDA (Entity) $163.3 $177.0 $174.4 * $246.8 $39.7 $36.3 EBITDA (Darling's share) 81.6 88.5 87.2 * 123.4 19.9 18.2 Gallons Produced 127.3 158.8 158.1 161.3 37.1 33.2 *Includes 2017 retroactive blenders tax credit of $160.4 million that was approved in February 2018 and recorded in Q1 2018

Balance Sheet Highlights and Debt Summary 9 (US$,Balance in thousands) Sheet HighlightsJune 30, 2018 Debt Summary (US$,Cash in thousands)(includes restricted cash Juneof $142) 30, 2018 (US$, in thousands) June 30, 2018 Cash (includes restricted cash$104,262 of $142) $ 104,262 Amended Credit Agreement Accounts receivable 371,291 Accounts receivable 371,291 Revolving Credit Facility $ 25,631 Total InventoriesTotal Inventories 370,555 370,555 Term Loan A 87,670 Net workingNet capitalworking capital 338,672 338,672 Term Loan B 485,300 Net property,Net property, plant and plant equipment and equipment 1,624,354 1,624,354 5.375% Senior Notes due 2022 494,397 Total assets 4,856,916 Total assets 4,856,916 3.625% Senior Notes due 2026 591,581 Total debt 1,695,289 Total debt 1,695,289 Other Notes and Obligations 10,710 Shareholders'Shareholders' equity equity $2,238,031$ 2,338,031 Total Debt: $ 1,695,289 Historical Leverage Ratios 2014 - 2018 Leverage Ratio Credit June 30, 2018 Actual Agreement Total Debt to EBITDA: 3.31x 5.50x

10 Appendix – Additional Information

11 US$ and metric tons Q1 Q2 Q3 Q4 Total Q1 Q2 Q3 Q4 Total Q1 Q2 (millions) 2016 2016 2016 2016 2016 2017 2017 2017 2017 2017 2018 2018 Revenue $476.2 $543.0 $531.4 $538.5 $2,089.1 $552.6 $549.1 $575.5 $562.3 $2,239.5 $485.8 (1) $498.8 (1) Gross Margin 103.5 126.8 117.8 116.2 464.3 120.0 126.9 126.0 122.0 494.9 116.7 128.0 Gross Margin % 21.7% 23.4% 22.2% 21.6% 22.2% 21.7% 23.1% 21.9% 21.7% 22.1% 24.0% 25.7% SG&A 44.7 42.7 38.4 41.5 167.3 44.8 42.9 44.8 45.8 178.3 48.3 43.9 SG&A Margin % 9.4% 7.9% 7.2% 7.7% 8.0% 8.1% 7.8% 7.8% 8.1% 8.0% 9.9% 8.8% Operating Income 14.5 42.0 35.8 25.9 118.2 31.5 39.7 34.2 26.9 132.3 21.7 37.3 Adj. EBITDA (2) $58.9 $84.1 $79.5 $74.6 $297.1 $75.2 $84.0 $81.1 $76.2 $316.5 $68.5 $84.1 Adj. EBITDA Margin % 12.4% 15.5% 15.0% 13.9% 14.2% 13.6% 15.3% 14.1% 13.6% 14.1% 14.1% 16.9% Raw Material Processed 1.97 1.97 1.97 2.06 7.97 2.05 2.02 2.04 2.13 8.24 2.12 2.13 (millions of metric tons) (1) Reflects freight revenue reclass and deconsolidation of BestHides (2) Does not include Unconsolidated Subsidiaries EBITDA

12

Feed Ingredients Segment – Net Sales

Change in Net Sales – Year over Year Three Months Ended July 1, 2017 over June 30, 2018

Change in Net Sales - 2Q17 to 2Q18	Rendering Sales							
	Fats	Proteins	Other (1)	Total Rendering	Used Cooking Oil	Bakery	Other (2)	Total
Net Sales Three Months Ended July 1, 2017	$ 160.2	$ 195.8	$ 73.5	$ 429.5	$ 45.4	$ 51.6	$ 22.6	$ 549.1
Changes:								
Increase/(Decrease) in sales volumes	12.7	13.9	-	26.6	1.7	(4.2)	-	24.1
Increase/(Decrease) in finished product prices	(29.4)	19.1	-	(10.3)	3.6	1.9	-	(4.8)
Increase/(Decrease) due to currency exchange rates	2.4	6.4	0.3	9.1	-	-	-	9.1
Freight Revenue (revenue recognition)	(8.8)	(13.7)	(1.5)	(24.0)	(2.7)	(4.8)	-	(31.5)
Other change	-	-	(43.3)	(43.3)	-	-	(3.9)	(47.2)
Total Change:	(23.1)	25.7	(44.5)	(41.9)	2.6	(7.1)	(3.9)	(50.3)
Net Sales Three Months Ended June 30, 2018	$ 137.1	$ 221.5	$ 29.0	$ 387.6	$ 48.0	$ 44.5	$ 18.7	$ 498.8

Change in Net Sales – Year over Year Six Months Ended July 1, 2017 over June 30, 2018

Change in Six Months End Net Sales Q2 2017 to Q2 2018	Rendering Sales							
	Fats	Proteins	Other (1)	Total Rendering	Used Cooking Oil	Bakery	Other (2)	Total
Net Sales Six Months Ended July 1, 2017	$ 318.2	$ 394.0	$ 147.0	$ 859.2	$ 89.5	$ 107.7	$ 45.3	$ 1,101.7
Changes:								
Increase/(Decrease) in sales volumes	17.4	21.2	-	38.6	2.7	(8.7)	-	32.6
Increase/(Decrease) in finished product prices	(43.6)	19.9	-	(23.7)	(2.2)	2.8	-	(23.1)
Increase/(Decrease) due to currency exchange rates	6.8	16.7	0.8	24.3	0.1	-	-	24.4
Freight Revenue (revenue recognition)	(18.1)	(26.9)	(2.8)	(47.8)	(5.4)	(10.6)	-	(63.8)
Other change	-	-	(84.7)	(84.7)	-	-	(2.5)	(87.2)
Total Change:	(37.5)	30.9	(86.7)	(93.3)	(4.8)	(16.5)	(2.5)	(117.1)
Net Sales Six Months Ended June 30, 2018	$ 280.7	$ 424.9	$ 60.3	$ 765.9	$ 84.7	$ 91.2	$ 42.8	$ 984.6

(1) **Rendering Net Sales- Other** category includes hides, pet food, and service charges
(2) **Other Net Sales** category includes trap services and industrial residual services through May 21, 2018 (Sale of TRS)

13

Jacobsen, Wall Street Journal and Thomson Reuters
Historical Pricing

2018 Average Jacobsen Prices (USD)

2018 Finished Product Pricing Feed Segment Ingredients	January	February	March	Q1 Avg.	April	May	June	Q2 Avg.	July
Bleachable Fancy Tallow - Chicago Renderer / cwt	$26.60	$25.57	$26.20	$26.14	$25.31	$24.80	$27.11	$25.72	$28.64
Yellow Grease - Illinois / cwt	$20.25	$19.58	$19.00	$19.61	$19.00	$20.94	$22.05	$20.69	$22.38
Meat and Bone Meal - Ruminant - Illinois / ton	$222.50	$235.26	$292.62	$250.61	$312.02	$297.16	$291.67	$301.43	$280.00
Poultry By-Product Meal - Feed Grade - Mid South/ton	$235.00	$240.92	$273.69	$250.16	$295.00	$286.02	$273.10	$285.56	$262.86
Poultry By-Product Meal - Pet Food - Mid South/ton	$700.24	$793.42	$851.31	$781.27	$860.95	$747.73	$597.62	$734.53	$557.14
Feathermeal - Mid South / ton	$362.86	$389.87	$473.21	$409.26	$536.19	$542.95	$532.86	$540.50	$520.00

2018 Average Wall Street Journal Prices (USD)

2018 Cash Corn Pricing Competing Ingredient for Bakery Feeds and Fats	January	February	March	Q1 Avg.	April	May	June	Q2 Avg.	July
Corn - Track Central IL #2 Yellow / bushel	$3.28	$3.42	$3.53	$3.41	$3.54	$3.74	$3.39	$3.56	$3.23

2018 Average Thomson Reuters Prices (USD)

2018 European Benchmark Pricing Palm Oil - Competing ingredient for edible fats in Food Segment Soy meal - Competing ingredient for protein meals in Feed Segment	January	February	March	Q1 Avg.	April	May	June	Q2 Avg.	July
Palm oil - CIF Rotterdam / metric ton	$676	$668	$681	$675	$664	$656	$632	$651	$589
Soy meal - CIF Rotterdam / metric ton	$375	$417	$445	$412	$460	$461	$423	$448	$407

Comparison	*QTR. Over QTR.*			*Year Over Year*		
	Q1-2018 Avg.	Q2-2018 Avg.	% Change	Q2-2017 Avg.	Q2-2018 Avg.	% Change
Average Jacobsen Prices (USD)						
Bleachable Fancy Tallow - Chicago Renderer / cwt	$26.14	$25.72	-1.6%	$33.61	$25.72	-23.5%
Yellow Grease - Illinois / cwt	$19.61	$20.69	5.5%	$25.64	$20.69	-19.3%
Meat and Bone Meal - Ruminant - Illinois / ton	$250.61	$301.43	20.3%	$251.91	$301.43	19.7%
Poultry By-Product Meal - Feed Grade - Mid South / ton	$250.16	$285.56	14.2%	$284.90	$285.56	0.2%
Poultry By-Product Meal - Pet Food - Mid South / ton	$781,27	$734.53	-6.0%	$688.91	$734.53	6.6%
Feathermeal - Mid South / ton	$409.26	$540.50	32.1%	$390.14	$540.50	38.5%
Average Wall Street Journal Prices (USD)						
Corn - Track Central IL #2 Yellow / bushel	$3.41	$3.56	4.4%	$3.46	$3.56	2.9%
Average Thomson Reuters Prices (USD)						
Palm oil - CIF Rotterdam / metric ton	$675	$651	-3.6%	$690	$651	-5.7%
Soy meal - CIF Rotterdam / metric ton	$412	$448	8.7%	$341	$448	31.4%

2017 Average Jacobsen Prices (USD)

2017 Finished Product Pricing Feed Segment Ingredients	January	February	March	Q1 Avg.	April	May	June	Q2 Avg.	July	August	Sept.	Q3 Avg.	Oct.	Nov.	Dec.	Q4 Avg.	Year Avg.
Bleachable Fancy Tallow - Chicago Renderer / cwt	$32.00	$31.68	$30.50	$31.35	$30.74	$33.75	$35.89	$33.61	$36.00	$35.95	$34.38	$35.36	$28.36	$26.80	$27.00	$27.40	$31.93
Yellow Grease - Illinois / cwt	$23.42	$23.70	$24.16	$23.78	$24.61	$25.21	$26.93	$25.64	$27.14	$26.96	$27.48	$27.20	$24.05	$23.44	$21.86	$23.18	$24.95
Meat and Bone Meal - Ruminant - Illinois / ton	$258.03	$289.74	$273.91	$270.69	$268.82	$243.86	$245.80	$251.91	$282.00	$314.24	$278.50	$292.83	$228.30	$217.50	$220.63	$222.73	$259.54
Poultry By-Product Meal - Feed Grade - Mid South/ton	$290.00	$293.68	$280.00	$287.42	$284.74	$285.00	$285.00	$284.90	$285.00	$285.00	$285.50	$285.14	$275.91	$242.50	$235.00	$252.22	$277.42
Poultry By-Product Meal - Pet Food - Mid South/ton	$648.68	$615.13	$644.02	$635.89	$699.34	$706.82	$660.80	$688.91	$603.13	$572.50	$557.50	$577.02	$599.55	$565.63	$614.50	$593.74	$623.89
Feathermeal - Mid South / ton	$455.00	$431.84	$386.74	$422.94	$383.95	$394.32	$392.05	$390.14	$397.50	$425.43	$401.00	$408.82	$357.50	$364.00	$362.13	$361.46	$395.84

2017 Average Wall Street Journal Prices (USD)

2017 Cash Corn Pricing Competing Ingredient for Bakery Feeds and Fats	January	February	March	Q1 Avg.	April	May	June	Q2 Avg.	July	August	Sept.	Q3 Avg.	Oct.	Nov.	Dec.	Q4 Avg.	Year Avg.
Corn - Track Central IL #2 Yellow / bushel	$3.46	$3.49	$3.41	$3.45	$3.38	$3.48	$3.52	$3.46	$3.49	$3.28	$3.16	$3.31	$3.13	$3.14	$3.21	$3.16	$3.35

2017 Average Thomson Reuters Prices (USD)

2017 European Benchmark Pricing Palm Oil - Competing ingredient for edible fats in Food Segment Soy meal - Competing ingredient for protein meals in Feed Segment	January	February	March	Q1 Avg.	April	May	June	Q2 Avg.	July	August	Sept.	Q3 Avg.	Oct.	Nov.	Dec.	Q4 Avg.	Year Avg.
Palm oil - CIF Rotterdam / metric ton	$804	$772	$719	$765	$672	$732	$666	$690	$665	$673	$723	$687	$716	$719	$670	$702	$711.00
Soy meal - CIF Rotterdam / metric ton	$371	$374	$359	$368	$347	$344	$331	$341	$341	$331	$340	$337	$354	$350	$364	$356	$351.00

Food Segment - Historical 14 US$ and metric tons Q1 Q2 Q3 Q4 Total Q1 Q2 Q3 Q4 Total Q1 Q2 (millions) 2016 2016 2016 2016 2016 2017 2017 2017 2017 2017 2018 2018 Revenue (1) $246.6 $270.5 $260.2 $278.4 $1,055.7 $266.2 $278.4 $298.9 $313.5 $1,157.0 $305.5 (2) $276.7 (2) Gross Margin 62.4 57.9 50.7 56.6 227.6 56.8 56.0 60.2 63.6 236.6 56.3 51.9 Gross Margin % 25.3% 21.4% 19.5% 20.3% 21.6% 21.3% 20.1% 20.1% 20.3% 20.4% 18.4% 18.8% SG&A 24.9 20.4 25.3 26.6 97.2 25.0 26.7 25.5 27.4 104.6 23.9 22.2 SG&A Margin % 10.1% 7.5% 9.7% 9.6% 9.2% 9.4% 9.6% 8.5% 8.7% 9.0% 7.8% 8.0% Operating Income 20.8 19.7 8.0 11.8 60.3 14.3 11.1 15.1 16.4 56.9 11.8 $9.3 (3) Adj. EBITDA $37.5 $37.4 $25.4 $30.1 $130.4 $31.9 $29.3 $34.6 $36.1 $131.9 $32.4 $29.7 (3) Adj. EBITDA Margin % 15.2% 13.8% 9.8% 10.8% 12.4% 12.0% 10.5% 11.6% 11.5% 11.4% 10.6% 10.7% Raw Material Processed 0.27 0.27 0.26 0.28 1.08 0.27 0.28 0.29 0.28 1.12 0.28 0.28 (millions of metric tons) (1) Revenue adjusted for Brazil VAT reclass (2) Reflects freight revenue reclass (3) Adjusted for restructuring and impairment charges of $15.0 million for closure of Argentina gelatin plant

Fuel Segment - Historical

15

US$ and metric tons (millions)	Q1 2016	Q2 2016	Q3 2016	Q4 2016	Total 2016	Q1 2017	Q2 2017	Q3 2017	Q4 2017	Total 2017	Q1 2018	Q2 2018
Revenue	$55.6	$62.3	$60.4	$68.8	$247.1	$59.7	$67.4	$61.9	$76.8	$265.8	$84.1 (1)	**$71.1** (1)
Gross Margin	14.9	15.6	14.2	19.9	64.6	13.7	12.7	7.6	21.4	55.4	24.2	**13.7**
Gross Margin %	26.8%	25.0%	23.5%	28.9%	26.1%	22.9%	18.8%	12.3%	27.9%	20.8%	28.8%	**19.3%**
SG&A	1.8	1.8	1.3	1.9	6.8	3.3	2.9	(0.5)	4.7	10.4	(1.4)	**0.2**
SG&A Margin %	3.2%	2.9%	2.2%	2.8%	2.8%	5.5%	4.3%	-0.8%	6.1%	3.9%	-1.7%	**0.2%**
Operating Income	6.2	6.6	6.0	10.5	29.3	3.6	2.1	0.2	8.1	14.0	17.2	**5.0**
Adj. EBITDA	$13.1	$13.8	$12.9	$18.0	$57.8	$10.4	$9.9	$8.1	$16.6	$45.0	$25.6 (2)	**$13.6**
Adj. EBITDA Margin %	23.6%	22.2%	21.4%	26.2%	23.4%	17.4%	14.7%	13.1%	21.6%	16.9%	30.4%	**19.1%**
Pro forma Adjusted EBITDA (3)	$13.1	$13.8	$12.9	$18.0	$57.8	$13.2	$13.1	$11.2	$20.1	$57.6	$14.6	**$15.7**
Raw Material Processed * (millions of metric tons)	0.28	0.30	0.29	0.31	1.18	0.30	0.29	0.28	0.32	1.19	0.30	**0.27**

*Excludes raw material processed at the DGD joint venture.

Diamond Green Diesel (50% Joint Venture)

US$ (millions)	Q1 2016	Q2 2016	Q3 2016	Q4 2016	Total 2016	Q1 2017	Q2 2017	Q3 2017	Q4 2017	Total 2017	Q1 2018	Q2 2018
EBITDA (Darling's share)	$9.6	$18.3	$22.5	$36.7	$87.2	$5.0	$12.4	$10.6	$15.2	$43.2	$100.1	**$18.2**
Pro forma Adjusted EBITDA (3)	$9.6	$18.3	$22.5	$36.7	$87.2	$21.4	$32.7	$32.1	$37.3	$123.4	$36.6	**$35.6**
Total Gallons Produced	28.5	43.8	43.8	42.0	158.1	32.6	43.7	41.7	43.3	161.3	37.1	**33.2**
Total Gallons Sold/Shipped	29.1	42.7	42.5	46.6	161.0	32.7	40.5	43.0	44.3	160.4	33.4	**34.8**

(1) Reflects freight revenue reclass
(2) Q1 2018 Adj. EBITDA contains $12.6 M retroactive 2017 blenders tax credit approved in February 2018
(3) Pro forma Adjusted EBITDA assumes blenders tax credit was received during quarters earned in 2017 and 2018 for comparison to 2016 when the blenders tax credit was prospective

16 Adjusted EBITDA is not a recognized accounting measurement under GAAP; it should not be considered as an alternative to net income, as a measure of operating results, or as an alternative to cash flow as a measure of liquidity, and is not intended to be a presentation in accordance with GAAP. Adjusted EBITDA is presented here not as an alternative to net income, but rather as a measure of the Company’s operating performance. Since EBITDA (generally, net income plus interest expenses, taxes, depreciation and amortization) is not calculated identically by all companies, this presentation may not be comparable to EBITDA or Adjusted EBITDA presentations disclosed by other companies. Adjusted EBITDA is calculated in this presentation and represents, for any relevant period, net income/(loss) plus depreciation and amortization, goodwill and long-lived asset impairment, interest expense, (income)/loss from discontinued operations, net of tax, income tax provision, other income/(expense) and equity in net loss of unconsolidated subsidiary. Management believes that Adjusted EBITDA is useful in evaluating the Company’s operating performance compared to that of other companies in its industry because the calculation of Adjusted EBITDA generally eliminates the effects of financing, income taxes and certain non-cash and other items that may vary for different companies for reasons unrelated to overall operating performance. As a result, the Company’s management uses Adjusted EBITDA as a measure to evaluate performance and for other discretionary purposes. In addition to the foregoing, management also uses or will use Adjusted EBITDA to measure compliance with certain financial covenants under the Company’s Senior Secured Credit Facilities and 5.375% Notes and 3.625% Notes that were outstanding at June 30, 2018. However, the amounts shown in this presentation for Adjusted EBITDA differ from the amounts calculated under similarly titled definitions in the Company’s Senior Secured Credit Facilities and 5.375% Notes and 3.625% Notes, as those definitions permit further adjustments to reflect certain other non-recurring costs, non-cash charges and cash dividends from the DGD Joint Venture. Additionally, the Company evaluates the impact of foreign exchange impact on operating cash flow, which is defined as segment operating income (loss) plus depreciation and amortization.

Adjusted EBITDA 17 Adjusted EBITDA and Pro Forma Adjusted EBITDA Three Months Ended - Year over Year (US$ in thousands) June 30, July 1, 2018 2017 Net income/(loss) attributable to Darling $ (30,420) $ 9,149 Depreciation and amortization 78,454 72,990 Interest expense 23,016 22,446 Income tax expense 1,683 7,742 Restructuring and impairment charges 14,965 - Foreign currency loss 3,495 2,111 Other expense/(income), net (1,199) 3,797 Debt extinguishment costs 23,509 - Loss on sale of subsidiary 15,538 - Equity in net income of unconsolidated subsidiaries (15,236) (8,260) Net income attributable to noncontrolling interests 1,282 1,179 Adjusted EBITDA $ 115,087 $ 111,154 Foreign currency exchange impact (3,764) - Pro forma Adjusted EBITDA to Foreign Currency (Non-GAAP) $ 111,323 $ 111,154 DGD Joint Venture Adjusted EBITDA (Darling's Share) $ 18,165 $ 12,406 (1) The average rates assumption used in this calculation was the actual fiscal average rate for the three months ended June 30, 2018 of €1.00:USD$1.20 and CAD$1.00:USD$0.77 as compared to the average rate for the three months ended July 1, 2017 of €1.00:USD $1.10 and CAD$1.00:USD$0.74, respectively. Note: See slide 16 for information regarding Darling’s use of Non-GAAP measures.

DAR Listed as a Green Revenue Stock 18 FTSE Russell US Green Revenues Index – June 2018 DAR listed: DAR listed: #2 Russell 2000 Green Revenues Index #1 Consumer Goods Industry per Russell 2000 Green Revenues Index Source: FTSE Russell Factsheet June 29, 2018

19 RENEWABLE DIESEL AVOIDED GHG EMISSIONS ENERGY PRODUCTION FROM FOSSIL FUEL METRICS CONSUMPTION (Used) CONTRIBUTION (Produced) (Bio) Energy Production Energy 161 million gallons 1.9 million MT Consumption 2017 production CO2e (Bio) Fuel Production 1.9 Mln metric tons fewer GHG emissions (RD emits 85% less than fossil diesel) = GHG Raw Material Emissions Carbon Capture a CO2 equivalent of removing 450,000 Fresh Water Water cars from the road for a year Consumption Production Note: One gallon of fossil diesel emits 10.21 kg CO2 Source: EPA Metric figures are for Diamond Green Diesel renewable diesel production in 2017.

World of Commitment: CLEAN AIR & WATER

20

GHG EMISSION

METRICS

CONSUMPTION (Used)	CONTRIBUTION (Produced)
Energy Consumption	(Bio) Energy Production
	(Bio) Fuel Production
GHG Emissions	Raw Material Carbon Capture
Fresh Water Consumption	Water Production

FOSSIL FUEL EMISSIONS → **RAW MATERIAL CARBON CAPTURE** → **NET CARBON FOOTPRINT**

FOSSIL FUEL EMISSIONS: 1.8 Mln metric tonnes CO_2e emissions

RAW MATERIAL CARBON CAPTURE: 5.3 Mln metric tonnes CO_2e emissions ***avoided***

NET CARBON FOOTPRINT: 3.5 Mln metric tonnes CO_2e emissions ***avoided***

3.5 Mln MT

of net AVOIDED emissions =

a CO_2 equivalent of planting

161 million trees

Note: A tree can absorb up to 48 lbs. (21.8 kg) of CO_2 per year. Source: EPA
Metric figures are for global Darling Ingredients rendering operations in 2017.

21 NET WATER WATER FRESH WATER WATER CONTRIBUTION METRICS CONSUMPTION PRODUCTION CONSUMPTION (Used) CONTRIBUTION (Produced) (Bio) Energy Production Energy Consumption 1.53 Bln gallons 1.56 Bln gallons 30 Mln gallons (Bio) Fuel 5.8 Mln cubic meters 5.9 Mln cubic meters Production 100 K cubic meters 1.56 billion gallons GHG Raw Material of water PRODUCED = Emissions Carbon Capture equivalent of 2,363 Olympic-sized Fresh Water Water swimming pools Consumption Production Note: One pool has 660,253 gallons of water. Source: www.livestrong.com Metric figures are for Darling Ingredients rendering operations in 2017 (excludes Rousselot Gelatin Operations)

22 Darling Investor/Analyst Day October 11, 2018 Hotel Monteleone – New Orleans Tour of Diamond Green Diesel